CONSENT OF INDEPENDENT AUDITORS




Mr. Roland G. Caldwell, Jr.
C/Funds Group, Inc.
250 Tampa Avenue West
Venice, Florida  34285

Dear Mr. Caldwell:

We hereby consent to the use of our report dated January 22, 1999 on the financial statements of the C/Fund, C/Growth Stock Fund, C/Government Fund, C/Community Association Reserve Fund, and Adams Equity Fund (five of the portfolios constituting the C/FUNDS Group, Inc.) as of December 31, 1998 and for the year then ended. Such report is being included with the unaudited financial information prepared by management in documents filed by C/FUNDS Group, Inc. as required by the Securities and Exchange Commission.

GREGORY, SHARER & STUART




St. Petersburg, Florida
February 22, 1999




                      CONSENT OF INDEPENDENT AUDITORS




Mr. Roland G. Caldwell, Jr.
C/Funds Group, Inc.
250 Tampa Avenue West
Venice, Florida  34285

Dear Mr. Caldwell:

We hereby consent to the use of our report dated January 22, 1999 on the financial statements of the C/Tax Free Fund and Beebe Fund portfolios (two of the portfolios constituting the C/FUNDS Group, Inc.) as of December 3, 1998 and December 30, 1998, respectively, and for the periods then ended. Such report is being included with the unaudited financial information prepared by management in documents filed by C/FUNDS Group, Inc. as required by the Securities and Exchange Commission.

GREGORY, SHARER & STUART




St. Petersburg, Florida
February 22, 1999